Exhibit 10.1
THIRD AMENDMENT TO LEASE AGREEMENT
THIS THIRD AMENDMENT TO LEASE AGREEMENT (this “Third Amendment”) effective as of April 1, 2019 (the “Third Amendment Effective Date”), is made and entered into by and between ASCENTRIS 105, LLC, a Colorado limited liability company (“Landlord”), and EXELIXIS, INC., a Delaware corporation (“Tenant”).
RECITALS
A.    Landlord and Tenant are parties to (i) that certain Lease Agreement dated May 2, 2017 (the “Original Lease”) for premises consisting of approximately 110,783 square feet of Rentable Area (the “Original Premises”) in the multiple building project known as 1750 North Loop Road and 1601, 1701, 1751, 1801 and 1851 Harbor Bay Parkway, Alameda, California (as further defined in the Original Lease, the “Project”), and (ii) that certain Agreement for Conditional Option to Amend Lease dated as of May 2, 2017 (the “Additional 1801 Space Option Agreement”), pursuant to which Tenant has the right to add Suite 125 consisting of approximately 17,075 square feet of Rentable Area and depicted on Exhibit A-1 attached to the First Amendment (as defined below) (the “Additional 1801 Space”) on the first floor of the 1801 Building (as defined in the Original Lease) to the Premises, by amending the Original Lease.
B.    Landlord and Tenant are parties to that certain First Amendment to Lease Agreement dated October 16, 2017 (the “First Amendment”), pursuant to which the Original Premises was expanded to include the Additional 1801 Space and the premises known as Suite 115 consisting of 2,703 square feet of Rentable Area and depicted on Exhibit A-2 attached to the First Amendment (the “Additional 1751 Space”) on the first floor of the 1751 Building (as defined in the Original Lease).
C.    Landlord and Tenant are parties to the certain Second Amendment to Lease Agreement dated June 13, 2018 (the “Second Amendment”), pursuant to which, among other things, the Premises under the Lease was further expanded to include the premises known as Suite 150 consisting of 4,204 square feet of Rentable Area and depicted on Exhibit A-3 attached hereto (the “Second Amendment Expansion 1751 Space”) on the first floor of the 1751 Building.
D.    The Original Premises, as expanded by the Additional 1801 Space, the Additional 1751 Space, and the Second Amendment Expansion 1751 Space, is hereby referred to as the “Existing Premises.” The Original Lease, as amended by the First Amendment and the Second Amendment, is hereby referred to as the “Lease.”
E.    Tenant desires to (i) surrender the Additional 1751 Space and (ii) add the premises known as Suites 100, 120, and 150 and common areas consisting of 37,544 square feet of Rentable Area and depicted on Exhibit A-3 attached hereto (the “1601 Space”) of the building located at 1601 Harbor Bay Alameda, California (the “1601 Building”).
F.    Landlord and Tenant hereby amend the Lease to: (i) further modify the Premises under the Lease to remove the Additional 1751 Space and include the 1601 Space; (ii) modify the definition and Rentable Area of the 1751 Space and the Premises and add the definition and Rentable Area of the 1601 Space and the 1601 Building; (iii) modify the Base Rent; (iv) modify the 1751 Building Share and the 1751 Project Share and add the definition of 1601 Building Share and the 1601 Project Share; (v) provide for 122 additional parking spaces, (vi) modify the Work Letter provisions; and (vii) make certain other modifications to the Lease as more particularly set forth below.
AMENDMENT
NOW THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

1.    Defined Terms. All capitalized terms used but not defined in this Third Amendment will have the meanings set forth for such terms in the Lease. All terms that are defined in this Third Amendment and used in any provisions that are added to the Lease pursuant to this Third Amendment will have the meanings in the Lease set forth for such terms in this Third Amendment.
2.    Delivery and Demise of the 1601 Space. Subject to the terms, covenants, conditions and provisions of the Lease, as amended by this Third Amendment, Landlord leases to Tenant and Tenant leases from Landlord the 1601 Space for the remainder of the Term. On the applicable “Start Dates” for the 1601 Space (as defined in Section 12(c) below), Landlord will Deliver the 1601 Space to Tenant in its as-is, where-in condition. Landlord represents that (a) Suite 100 of the 1601 Space is currently occupied by a tenant pursuant to a lease (the “Current Suite 100 Lease”), which is scheduled to be relocated on May 6, 2019; (b) the tenant under the Current Suite 100 Lease has not communicated with Landlord its opposition to such relocation; (c) Suite 150 of the 1601 Space is currently occupied by a tenant pursuant to a lease (the “Current Suite 150 Lease”), which is set to expire on August 31, 2019; (d) the Current Suite 150 Lease has no right to renew or extend the term of the Current Suite 150 Lease; (e) the tenant under the Current Suite 150 Lease has not communicated with Landlord its intent to hold over its tenancy of Suite 150 of the 1601 Space; and (f) Suite 120 of the 1601 Space is currently vacant. Landlord will use commercially reasonable efforts to Deliver (i) Suite 100 of the 1601 Space to Tenant within 15 days following the date that the tenant under the Current Suite 100 Lease vacates Suite 100 of the 1601 Space, (ii) Suite 150 of the 1601 Space to Tenant within 15 days following the date that the tenant under the Current Suite 150 Lease vacates Suite 150 of the 1601 Space, and (iii) Suite 120 of the 1601 Space on the Third Amendment Effective Date.
3.    Surrender of Additional 1751 Space. Subject to the terms, covenants, conditions and provisions of the Lease, as amended by this Third Amendment, effective as of 11:59 p.m., California time, on April 15, 2019 (the “Third Amendment Vacation Date”), (a) Tenant’s right to lease the Additional 1751 Space is terminated; and (b) Tenant will remove all of its personal property from and vacate and surrender the Additional 1751 Space to Landlord in accordance with Section 15.1 of the Original Lease. Notwithstanding anything herein, if Tenant fails to vacate the Additional 1751 Space and surrender the same to Landlord on or before the Third Amendment Vacation Date in the condition required under Section 15.1 of the Original Lease, such holding over will be subject to Section 15.2 of the Original Lease. Provided the Additional 1751 Space is vacated in accordance with this Section 3 of this Third Amendment, Tenant is hereby released by Landlord from and after the Third Amendment Vacation Date from any and all claims, liabilities, obligations, losses, costs and expenses which arise from or are related to Tenant’s use or occupancy of the Additional 1751 Space, except those that survive the expiration or earlier termination of the Lease.
4.    Premises. The Lease is hereby amended as follows:
(a)    1751 Space. Effective as of the Third Amendment Vacation Date, Section 1.1(d)(i) of the Original Lease, as previously amended, is hereby deleted and replaced with the following:
“(i)    1751 Space. Premises known as Suites 150 and 225 located on the first and second floors of the 1751 Building, which contains approximately 16,169 square feet of Rentable Area, which shall not be subject to re‑measurement except as set forth in Section 2.6 below;”
(b)    1601 Space. Effective as of the last Start Date for the 1601 Space, Section 1.1(d) of the Original Lease is hereby amended by the addition of the following as Section 1.1(d)(iv):
“(iv)    1601 Space. Premises known as Suites 100, 120 and 150 located on the first floor of the 1601 Building identified on Exhibit A-3 (the “1601 Space”), which constitute the entire Building and contain approximately 37,544 square feet of the Rentable Area, which shall not be subject to re‑measurement except as set forth in Section 2.6 below.”

(c)    Rentable Area of the Premises. Effective as of the last Start Date for the 1601 Space, the last paragraph of Section 1.1(d) of the Original Lease is hereby amended as follows:
(i)    The Premises contains a total of 169,606 square feet of Rentable Area.
(ii)    The Rentable Area table set forth in Exhibit A of the Original Lease, as previously replaced, is hereby replaced with the Rentable Area table attached hereto as Exhibit A-3 of this Third Amendment.
5.    1601 Building. Effective as of the Third Amendment Effective Date, Section 1.1(e) of the Original Lease is hereby amended by the addition of the following as Section 1.1(e)(iv):
“(iv)    1601 Harbor Bay Parkway, Alameda, California, in which the 1601 Space is located (the “1601 Building”), which Building contains approximately 37,544 square feet of Rentable Area and is a Single User Building.”
6.    Project. Effective as of the Third Amendment Effective Date, Section 1.1(f) of the Original Lease is hereby amended by replacing “385,531” with “386,283.”
7.    Exhibits. Effective as of the Third Amendment Effective Date, Exhibit A-3 attached to the Second Amendment is hereby replaced by the updated Exhibit A-3 attached hereto.
8.    Base Rent. Section 1.1(i) of the Original Lease, as previously amended, is hereby further amended as follows:
(a)    From and after the Third Amendment Vacation Date, Base Rent for the 1751 Space, the 1801 Space, and the 1851 Space will be payable as follows:

Period	Monthly Rental Rate / SF of Rentable Area	SF of Rentable Area	Base Rent Payable Per Month
Third Amendment Vacation Date – January 31, 2020	$1.70	132,062	$224,505.40
February 1, 2020 – January 31, 2021	$1.75	132,062	$231,108.50
February 1, 2021 – January 31, 2022	$1.80	132,062	$237,711.60
February 1, 2022 – January 31, 2023	$1.86	132,062	$245,635.32
February 1, 2023 – January 31, 2024	$1.91	132,062	$252,238.42
February 1, 2024 – January 31, 2025	$1.97	132,062	$260,162.14
February 1, 2025 – January 31, 2026	$2.03	132,062	$268,085.86
February 1, 2026 – January 31, 2027	$2.09	132,062	$276,009.58
February 1, 2027 – January 31, 2028	$2.15	132,062	$283,933.30

(b)    From and after the 1601 Space Commencement Date, Base Rent for the 1601 Space will be payable as follows:

Period	Monthly Rental Rate / SF of Rentable Area	SF of Rentable Area	Base Rent Payable Per Month
1601 Space Commencement Date* – November 30, 2020	$1.90	37,544	$71,333.60
December 1, 2020 – November 30, 2021	$1.96	37,544	$73,586.24
December 1, 2021 – November 30, 2022	$2.02	37,544	$75,838.88
December 1, 2022 – November 30, 2023	$2.08	37,544	$78,091.52
December 1, 2023 – November 30, 2024	$2.14	37,544	$80,344.16
December 1, 2024 – November 30, 2025	$2.20	37,544	$82,596.80
December 1, 2025 – November 30, 2026	$2.27	37,544	$85,224.88
December 1, 2026 – November 30, 2027	$2.34	37,544	$87,852.96
December 1, 2027 – January 31, 2028	$2.41	37,544	$90,481.04

*If the 1601 Space Commencement Date occurs before December 1, 2019, Base Rent during the period between the 1601 Space Commencement Date and November 30, 2019, will be payable at a monthly rental rate of $1.70 for $288,330.20 per month, prorated based on the number of days in such period.
If the 1601 Space Commencement Date does not occur on the first day of the month, then the Base Rent paid during such partial month shall be prorated based on the number of days in such partial month from and after the 1601 Space Commencement Date through the end of the month.
(c)    Nothing in this Section 8 will operate to relieve Tenant of its obligation to pay Base Rent or Additional Rent for the Existing Premises prior to the Third Amendment Vacation Date pursuant to the terms of the Lease.
9.    Building Shares; Project Shares.
(a)    1801 Project Share; 1851 Project Share. Effective as of the Third Amendment Effective Date, the Lease is hereby amended as follows:
(i)    1801 Project Share. Section 1.1(k)(ii) of the Original Lease is hereby further amended so that the 1801 Project Share is 15.12%, subject to adjustment pursuant to Section 2.6 of the Original Lease.
(ii)    1851 Project Share. Section 1.1(k)(iii) of the Original Lease is hereby further amended so that the 1801 Project Share is 14.88%, subject to adjustment pursuant to Section 2.6 of the Original Lease.

(b)    1751 Building Share; 1751 Project Share. Effective as of the Vacation Date, the Lease is hereby amended as follows:
(i)    1751 Building Share. Section 1.1(j)(i) of the Original Lease is hereby further amended so that the 1751 Building Share is 21.74%, subject to adjustment pursuant to Section 2.6 of the Original Lease.
(ii)    1751 Project Share. Section 1.1(k)(i) of the Original Lease is hereby further amended so that the 1751 Project Share is 4.19%, subject to adjustment pursuant to Section 2.6 of the Original Lease.
(c)    1601 Building Share; 1601 Project Share. Effective as of the Third Amendment Effective Date, the Lease is hereby amended as follows:
(i)    1601 Building Share. Section 1.1(j) of the Original Lease is hereby further amended by adding the following as Section 1.1(j)(iv):
“(iv)    With respect to the 1601 Building, percentage obtained by dividing the Rentable Area of the 1601 Space which has been Delivered by Landlord by the total Rentable Area of the 1601 Building and multiplying the resulting quotient by 100 and rounding to the second decimal place (the “1601 Building Share”). The 1601 Building Share will be 100%, subject to adjustment pursuant to Section 2.6 below.”
(ii)    1601 Project Share. Section 1.1(k) of the Original Lease is hereby further amended by adding the following as Section 1.1(k)(iv):
“(iv)    With respect to the 1601 Building, percentage obtained by dividing the Rentable Area of the 1601 Space which has been Delivered by Landlord by the total rentable square footage of the Project and multiplying the resulting quotient by 100 and rounding to the second decimal place (the “1601 Project Share”). The 1601 Project Share will be 9.72%, subject to adjustment pursuant to Section 2.6 below.”
(iii)    Notwithstanding the foregoing, prior to the last Start Date of the 1601 Space, the 1601 Building Share and the 1601 Project Share will be adjusted proportionately to apply only to the portion of the 1601 Space that has been Delivered to Tenant.
10.    Parking. Effective as of the 1601 Space Commencement Date, Section 19 of the Lease is hereby amended so that Tenant may utilize up to 593 unassigned parking spaces within the Project at no charge.
11.    Landlord Maintenance Obligations. Notwithstanding that Tenant will be the sole tenant of the 1601 Space, the parties acknowledge and agree that for purposes of Article 5 of the Lease, the 1601 Space will be considered a “Multi User Building”.
12.    Work Letter Provisions. Landlord and Tenant acknowledge and agree that the Leasehold Improvements in the Existing Premises, including the 1801 Building HVAC Work and the Roof Work, have been completed. Tenant will construct Leasehold Improvements in the 1601 Space in accordance with the Work Letter attached as Exhibit B to the Original Lease. Effective as of the Third Amendment Effective Date, the Work Letter is hereby further amended as follows:
(a)    1601 Space. All references to the “Premises” in the Work Letter shall be replaced with the “1601 Space.”

(b)    Commencement Date. Paragraph 1(a) of the Work Letter is hereby deleted in its entirety and replaced with the following:
“(a)    “1601 Space Commencement Date” means the date which is the later of (i) 90 days after Delivery of Suite 120, (ii) 90 days after Delivery of Suite 100, and (iii) 90 days after Delivery of Suite 150.”
(c)    Start Dates. The chart of estimated Start Dates in Paragraph 1(b) of the Work Letter is hereby deleted in its entirety and replaced with the following Start Dates for the 1601 Space:

Premises	Start Date
1601 Space
Suite 120	Third Amendment Effective Date
Suite 100 and common areas of the 1601 Building	Estimated to be on or around June 1, 2019
Suite 150	Estimated to be on or around September 1, 2019

(d)    Submission Date. Paragraph 1(e) of the Work Letter is hereby amended so that the Submission Date is May 31, 2019.
(e)    Tenant’s Architect. Paragraph 1(h) of the Work Letter is hereby deleted in its entirety and replaced with the following:
“(h)    “Tenant’s Architect” means Interform Commercial Interiors, or such other licensed or registered professional architect, designer or space planner as may be selected by Tenant and reasonably approved by Landlord.”
(f)    Maximum Allowance Amount. Paragraph 1(j) of the Work Letter is hereby deleted in its entirety and replaced with the following:
“(j)    “Maximum Allowance Amount” means $1,742,050.00 (which is approximately $50.00 per rentable square foot for the 1601 Space less the “Additional 1751 Space” (as defined in the Third Amendment to Lease Agreement by and between Landlord and Tenant)); provided that Landlord will advance the applicable prorated portion of the Maximum Allowance Amount based on the area of the portion of the 1601 Space in each phase of the work.”
(g)    Landlord’s Work. Paragraphs 1(l), 4, 5, and 6 of the Work Letter and any other references to Landlord’s Work is hereby deleted in its entirety.
(h)    Preliminary Plans. Paragraph 1(n) of the Work Letter is hereby amended so that the Preliminary Plans refer to the space plans and general specifications for Tenant’s Work prepared by Tenant’s Architect attached hereto as Exhibit B.
(i)    Payment of Initial Test Plans. The second sentence of Paragraph 8 of the Work Letter is hereby deleted in its entirety.
13.    Occupancy Estoppel Certificate. Effective as of the 1601 Space Commencement Date, Tenant will deliver an Occupancy Estoppel Certificate in substantially the form attached as Exhibit C to the Original Lease, as previously amended, for the Start Dates, move-in dates and 1601 Space Commencement Date for the 1601 Space.

14.    Brokers. Landlord and Tenant represent and warrant that no broker or agent negotiated or was instrumental in negotiating or consummating this Third Amendment except Cushman Wakefield and Kidder Matthews (the “Brokers”). Neither party knows of any other real estate broker or agent who is or might be entitled to a commission or compensation in connection with this Third Amendment. Landlord will pay all fees, commissions or other compensation payable to the Brokers pursuant to a separate agreement. Tenant and Landlord will indemnify and hold each other harmless from all damages paid or incurred by the other resulting from any claims asserted against either party by brokers or agents claiming through the other party.
15.    Whole Agreement. This Third Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Except as amended herein, or in a future writing signed by both parties, there shall be no other changes or modifications to the Lease between the parties and the Lease and the terms and provision contained therein shall remain in full force and effect.
16.    Successors and Assigns. This Third Amendment shall be binding upon the parties hereto, their heirs, successors and assigns.
17.    Ratification. Except as amended hereby and by this Third Amendment, the Lease has not been amended, and the parties ratify and confirm the Lease, as amended hereby and by the Third Amendment, as being in full force and effect.
18.    Counterparts; Execution by Telecopy. This Third Amendment may be executed in counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one agreement. Executed copies hereof may be delivered by telecopier or other electronic means, and upon receipt will be deemed originals and binding upon the parties hereto, regardless of whether originals are delivered thereafter.
[Signatures appear on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to be effective as of the Third Amendment Effective Date.

LANDLORD:	ASCENTRIS 105, LLC, a Colorado limited liability company By: /s/ Gabe L. Fink Name: Gabe L. Fink Title: Manager

TENANT:	EXELIXIS, INC., a Delaware corporation By: /s/ Michael M. Morrissey Name: Michael M. Morrissey, Ph.D. Title: President & CEO

WATERFRONT AT HARBOR BAY
EXHIBIT A-3
PLAN DELINEATING THE PREMISES AND TENANT MAINTAINED OUTDOOR AREAS AS OF THE THIRD AMENDMENT EFFECTIVE DATE

A-3-1

Suite 225
= 1751 Space

1751 SECOND FLOOR HARBOR BAY PARKWAY

THE WATERFRONT, ALAMEDA, CA

A-3-2

= 1801 Space

1801 FIRST FLOOR HARBOR BAY PARKWAY

THE WATERFRONT ALAMEDA, CA

= 1801 Space

1801 SECOND FLOOR HARBOR BAY PARKWAY

THE WATERFRONT ALAMEDA, CA

A-3-3

Suite 1000
Suite 125
Suite 150
= 1851 Space

1851 FIRST FLOOR HARBOR BAY PARKWAY

THE WATERFRONT ALAMEDA, CA

Suite 200
Suite 210
Suite 210

= 1851 Space

1851 SECOND FLOOR HARBOR BAY PARKWAY

THE WATERFRONT, ALAMEDA, CA

A-3-4

A-3-5

WATERFRONT AT HARBOR BAY
EXHIBIT B
PRELIMINARY PLANS

B-1